As filed with the Securities and Exchange Commission on March 1, 2010

Registration No. 333-116600

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TARGETED GENETICS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	91-1549568
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Olive Way, Suite 100 Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)

B.G. Susan Robinson

President and Chief Executive Officer

Targeted Genetics Corporation

1100 Olive Way, Suite 100

Seattle, WA 98101

(Name and Address of Agent For Service)

(206) 623-7612

(Telephone Number, Including Area Code, of Agent For Service)

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

The offering contemplated by this Registration Statement on Form S-3 (the “Registration Statement”) has terminated because the Registrant has determined to no longer maintain the effectiveness of the Registration Statement. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement (the “Post-Effective Amendment”), any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 1st day of March, 2010.

TARGETED GENETICS CORPORATION

By:	/S/ B.G. SUSAN ROBINSON
B.G. Susan Robinson
President and Chief Executive Officer